Exhibit 10.1

33 west 19th street

4th Floor

New York, NY 10011

(212) 858-9010

Sterling Consolidated Corp Cryptocurrency Deep Dive Roadmap (DDRM)

DDRM is designed to identify new trends, directions and changes that can disrupt existing ecosystems of the o-ring industry. It will identify possible applications, public or private structure, hash functions, node-to-node transactions, consensus mechanisms and protocols, the core technology of development, various scaling elements and other factors that involve blockchain design and future mapping. We will create a high level roadmap for tech integration, identify and augment out token utility, identify best technology for the POC (proof of concept) and outline Cryptocurrency steps.

WHO WE ARE
Our mission
The team
PRODUCT & PROCESS
Project Process
Weekly Meetings
DEEP DIVE TIMELINE
Week 1
Week 2
Week 3
RESOURCES

Glossary of terms

At BlockchainDriven, you will be guided by various experts in different blockchain verticals. Here is a list of terms you will encounter, and knowledge of them will help you navigate the blockchain ecosystem.

Consensus Mechanism

A method to authenticate and validate a set of values or a transaction without the need to trust or rely on a centralized authority; can be constructed on and off a blockchain; a variety of approaches exist

Consensus Protocols

Algorithms for building consensus based on requirements like performance, scalability, consistency, data capacity, governance, security, and failure redundancy.

Hash Functions

An application programming interface creates, through a process called hashing, a unique key or digital fingerprint for each file

Node

Members or systems of a consensus network; a server that holds a replicated copy of the ledger; can have varying roles: to issue, verify, receive, inform, etc. For all intents and purposes, a node can be a VM instance

Node-to-Node

A mechanism in which only two nodes involved in a transaction take part; in effect, it eschews traditional consensus mechanism

Private Blockchain

An encryption key uniquely linked to the owner and known only to the parties exchanged in a transaction; it is secretly held in a digital wallet

Public Blockchain

A network in which anyone can participate by reading data, submitting transactions, and participating in the validation process

WHO WE ARE

BlockchainDriven mission

Bringing blockchain and its benefits to organizations across the world. We specialize in ideating blockchain technology a reality for every type of business, and we create uniquely tailored blockchain solutions.

The Team

Specialists assigned to o-ring On Blockchain project will be:

Blockchain Project Manager Blockchain Senior Developer Blockchain Solution Architect

PRODUCT & PROCESS

Project Process

DDRM 3 week intensive exploration and ideation, exploring blockchain’s impact areas and developing a highly-functional design for your project. This will involve ideation and crystallization around use cases, resulting in a high-level roadmap and customer engagement implementation.

Weekly Calls

Weekly calls consist of assessing the past week’s accomplishments and calibrating strategy to integrate into the coming week.

ONBOARDING TASKLIST

Week 1

▢	Ideation of potential blockchain implementations

▢	Implementation and crystallization of blockchain as a use case

Week 2

▢	Blockchain technology selection & guidance

▢	Cryptocurrency strategy and framework structure

Week 3

▢	Actionable roadmap

▢	Cryptocurrency roll out timeline and key steps

DDRM: Infrastructure, Technology & Development

For now, it’s not possible to say that one consensus mechanism is clearly superior. One mechanism may be better for one use case, and another mechanism better for another use case. We will run analysis tailored to your case, taking into account that new mechanisms are emerging, to find the best consensus mechanism for your project.

Accepted Payment methods:	Bank Wire, Check, Bitcoin, Ethereum	Payment Due Date
First Payment	$12,000	11/13/2017
Second Payment	$6,000	11/27/2017
Deed Dive Road Map Total Cost:	$ 18,000

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers or representatives, have each executed this Agreement effective as of the date first written above.

The Parties acknowledge that they have read this Agreement, understand it, and agree to be bound by its terms and conditions.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

Sterling Consolidated Corp		Upgrade Digital, Inc. DBA BlockchainDriven

By:	/s/ Darren Derosa	By:	/s/ Art Malkov

	Darren Derosa		Art Malkov
	Print Name of Appointed Stakeholder		Print Name of Appointed Stakeholder

	CEO		Principal
	Title		Title

	December 5, 2017		December 5, 2017
	Date		Date